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                                                                                      EXHIBIT 99

                                            TXU CORP. AND SUBSIDIARIES
                                    CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                                    (Unaudited)

                                                                                Twelve Months Ended
                                                                                  March 31, 2004
                                                                                --------------------
                                                                               (millions of dollars,
                                                                                 except per share
                                                                                     amounts)

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Operating revenues........................................................            $11,241

Costs and expenses:
  Cost of energy sold and delivery fees...................................              4,994
  Operating costs.........................................................              1,669
  Depreciation and amortization...........................................                897
  Selling, general and administrative expenses............................              1,143
  Franchise and revenue-based taxes.......................................                454
  Other income............................................................                (78)
  Other deductions........................................................                 47
  Interest income.........................................................                (39)
  Interest expense and related charges....................................                966
                                                                                      -------
  Total costs and expenses................................................             10,053
                                                                                      -------

Income from continuing operations before income taxes.................                  1,188

Income tax expense........................................................                365
                                                                                      -------

Income from continuing operations.........................................                823

Loss from discontinued operations, net of tax benefit.....................               (104)

Net income................................................................            $   719

Preference stock dividends................................................                 22
                                                                                      -------

Net income available for common stock.....................................            $   697

Average shares of common stock outstanding (millions):
   Basic..................................................................                322
   Diluted................................................................                379

Per share of common stock - Basic:
   Income from continuing operations......................................            $  2.55
   Loss on discontinued operations, net of tax benefit....................            $ (0.32)
   Preference stock dividend..............................................            $ (0.07)
   Net income available for common stock..................................            $  2.16

Per share of common stock - Diluted:
   Income from continuing operations......................................            $  2.31
   Loss on discontinued operations, net of tax benefit....................            $ (0.27)
   Preference stock dividend..............................................            $ (0.06)
   Net income available for common stock..................................            $  1.98

Dividends declared........................................................            $  0.50

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